UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2007

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007, the Compensation Committee (the "Committee") of the Board of Directors of IXYS Corporation (the "Company") approved a salary of $566,000 per year for Dr. Nathan Zommer, the Company's Chief Executive Officer, retroactive to April 1, 2007.

On June 7, 2007, the Committee approved a salary of $330,000 per year for Uzi Sasson, the Company's Chief Operating Officer and Chief Financial Officer, retroactive to April 1, 2007.

Dr. Zommer and Mr. Sasson elected not to receive performance bonuses for the fiscal year ended March 31, 2007 ("fiscal 2007").

On June 7, 2007, the Committee set potential bonus levels and objectives to use in determining the amount of the performance bonus payable to Dr. Zommer in respect of fiscal 2008. The Committee also established weights for the objectives, to indicate their relative importance.

In setting the bonus levels, objectives and weights, the Committee approved the following language:

"The bonus levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to Dr. Zommer and for Dr. Zommer to use in understanding the goals of the Compensation Committee for his performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of Dr. Zommer’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

The Committee set three different potential levels for Dr. Zommer’s fiscal 2008 performance bonus as follows:

Threshold: $440,000

Target: $550,000

Maximum: $715,000

The objectives are described below:

1. A set of quantitative goals for gross margins for fiscal 2008;

2. A set of quantitative goals for cash flow from operations for fiscal 2008;

3. A set of quantitative goals for net revenues from current operations for fiscal 2008; and

4. General overall performance during fiscal 2008, which will be significantly influenced by inventory issues.

Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.

On June 7, 2007, the Committee set potential bonus levels and objectives to use in determining the amount of the performance bonus payable to Mr. Sasson in respect of fiscal 2008. The Committee also established weights for the objectives, to indicate their relative importance.

In setting the bonus levels, objectives and weights, the Committee approved the following language:

"The bonus levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to Mr. Sasson and for Mr. Sasson to use in understanding the goals of the Compensation Committee for his performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of Mr. Sasson’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

The Committee set three different potential levels for Mr. Sasson’s fiscal 2008 performance bonus as follows:

Threshold: $200,000

Target: $250,000

Maximum: $325,000

The objectives are described below:

1. A set of quantitative goals for gross margins for fiscal 2008;

2. A set of quantitative goals for cash flow from operations for fiscal 2008;

3. A set of quantitative goals for net revenues from current operations for fiscal 2008; and

4. General overall performance during fiscal 2008, which will be significantly influenced by inventory issues.

Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

June 13, 2007	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Chief Operating Officer